Exhibit 99.1

Bruker Appoints William J. Knight as Chief Financial Officer

BILLERICA, Mass. (BUSINESS WIRE) — September 14, 2011 — Bruker Corporation (NASDAQ: BRKR) today announced that William J. (‘Bill’) Knight will step back into the Chief Financial Officer role permanently, effective today. Bill Knight will also continue to serve as interim Chief Operating Officer while the company searches for senior operational executives for the areas of manufacturing engineering, production, logistics and global supply chain management in support of Bruker’s continued Operational Excellence initiative.

ABOUT BRUKER CORPORATION

For more information about Bruker Corporation, please visit www.bruker.com.

FOR FURTHER INFORMATION:	Stacey Desrochers
Treasurer and Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com